Exhibit 10.74
PLEDGE AND SECURITY AGREEMENT
     THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended or modified from time to time, the “Security Agreement”) is entered into as of October 21, 2009 among Lions Gate Entertainment Inc., a Delaware corporation (the “Company”), and the other Persons listed on the signature pages hereof (each, including the Company, a “Grantor”, and collectively, the “Grantors”), and U.S. Bank National Association, in its capacity as Collateral Agent (the “Collateral Agent”) for the Secured Parties referred to below.
PRELIMINARY STATEMENT
     Pursuant to the Indenture dated as of October 21, 2009 (as it may be amended or modified from time to time, the “Indenture”), the Company has issued its 10.25% Senior Secured Second-Priority Notes due 2016 (the “Notes”). Each Grantor is entering into this Security Agreement in order to induce the Holders to purchase the Notes, and to secure the Secured Obligations (including with respect to any guarantee pursuant to Article 11 of the Indenture). The Collateral Agent has been appointed as the collateral agent for the Holders of the Notes pursuant to the Indenture.
     In connection therewith, the Grantors have entered into an Intercreditor Agreement dated as of October 21, 2009 (as it may be amended or modified from time to time, the “Intercreditor Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”) for the First Priority Secured Parties (as defined therein) and the Collateral Agent, and the Additional Intercreditor Agreements (as defined below). The lien created by this Pledge and Security Agreement on the property described herein is junior and subordinate to the lien on such property created by any mortgage, deed of trust or similar instrument now or hereafter granted to the Administrative Agent, the holders of First Priority Liens (as defined in the Intercreditor Agreement), the holders of Indebtedness of the Parent Subsidiary Guarantors, and each of their successors and assigns, in such property, in accordance with the provisions of the Intercreditor Agreement and the Additional Intercreditor Agreements.
     ACCORDINGLY, the Grantors and the Collateral Agent, on behalf of the Secured Parties, hereby agree as follows:
ARTICLE I
DEFINITIONS
     1.1. Terms Defined in Indenture. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture.
     1.2. Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.
     1.3. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:
     “Acquisition” shall mean any purchase or acquisition of (i) any film or television library, (ii) all or substantially all of the assets of any Person, or (iii) 50% or more of the outstanding stock or other equity interests of any Person.

     “Additional Intercreditor Agreements” shall mean those intercreditor agreements among one or more Grantors, the Administrative Agent for the First Priority Parties, the Collateral Agent, the holders of First Priority Liens and the holders of Indebtedness of the Parent Subsidiary Guarantors, as set forth on Schedule 13 hereof and as entered into from time to time.
     “Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.
     “Canadian Intellectual Property Office” means the Canadian Intellectual Property Office, a division of Industry Canada.
     “Collateral” shall mean with respect to each Grantor, all of such Grantor’s right, title and interest in and to all personal property, tangible and intangible, wherever located or situated and whether now owned, presently existing or hereafter acquired or created, including, but not limited to, all Goods, Accounts, Instruments, intercompany obligations, contract rights, partnership and joint venture interests, Documents, Chattel Paper, General Intangibles, goodwill, Equipment, machinery, Inventory, Investment Property, copyrights, trademarks, trade names, insurance proceeds, cash, Deposit Accounts and the Pledged Securities, and any proceeds thereof, products thereof or income therefrom, further including but not limited to, all of such Grantor’s right, title and interest in and to each and every item and type of Product, the scenario, screenplay or script upon which an item of Product is based, all of the properties thereof, tangible and intangible, and all domestic and foreign copyrights and all other rights therein and thereto, of every kind and character, whether now in existence or hereafter to be made or produced, and whether or not in possession of such Grantor, including with respect to each and every item of Product and without limiting the foregoing language, each and all of the following particular rights and properties (to the extent they are now owned or hereafter created or acquired by such Grantor):
     (i) all scenarios, screenplays and/or scripts at every stage thereof;
     (ii) all common law and/or statutory copyright and other rights in all literary and other properties (hereinafter called “said literary properties”) which form the basis of such item of Product and/or which are or will be incorporated into such item of Product, all component parts of such item of Product consisting of said literary properties, all motion picture rights in and to the story, all treatments of said story and said literary properties, together with all preliminary and final screenplays used and to be used in connection with such item of Product, and all other literary material upon which such item of Product is based or from which it is adapted;
     (iii) all motion picture rights in and to all music and musical compositions used and to be used in such item of Product, if any, including, each without limitation, all rights to record, rerecord, produce, reproduce or synchronize all of said music and musical compositions in and in connection with motion pictures;
     (iv) all tangible personal property relating to such item of Product, including, without limitation, all exposed film, developed film, positives, negatives, prints, positive prints, answer prints, special effects, preparing materials (including interpositives, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices, and all other forms of pre-print elements), sound tracks, cutouts, trims and any and all other physical properties of every kind and nature relating to such item of Product whether in completed form or in some state of completion, and all masters, duplicates, drafts, versions, variations and copies of each thereof, in all formats whether on film, videotape, disk or other optical or electronic media or otherwise and all music sheets and promotional materials relating to such item of Product (collectively, the “Physical Materials”);

     (v) all collateral, allied, subsidiary and merchandising rights appurtenant or related to such item of Product including, without limitation, the following rights: all rights to produce remakes, sequels or prequels to such item of Product, based upon such item of Product, said literary properties or the theme of such item of Product and/or the text or any part of said literary properties; all rights throughout the world to broadcast, transmit and/or reproduce by means of television (including commercially sponsored, sustaining and subscription or “pay” television) or by streaming video or by other means over the internet or any other open or closed physical or wireless network or by any process analogous to any of the foregoing, now known or hereafter devised, such item of Product or any remake, sequel or prequel to the item of Product; all rights to produce primarily for television or similar use, a motion picture or series of motion pictures, by use of film or any other recording device or medium now known or hereafter devised, based upon such item of Product, said literary properties or any part thereof, including, without limitation, based upon any script, scenario or the like used in such item of Product; all merchandising rights including, without limitation, all rights to use, exploit and license others to use and exploit any and all commercial tie-ups of any kind arising out of or connected with said literary properties, such item of Product, the title or titles of such item of Product, the characters of such item of Product and/or said literary properties and/or the names or characteristics of said characters and including further, without limitation, any and all commercial exploitation in connection with or related to such item of Product, any remake, sequel or prequel thereof and/or said literary properties;
     (vi) all statutory copyrights, domestic and foreign, obtained or to be obtained on such item of Product, together with any and all copyrights obtained or to be obtained in connection with such item of Product or any underlying or component elements of such item of Product, including, in each case without limitation, all copyrights on the property described in subparagraphs (i) through (v) inclusive, of this definition, together with the right to copyright (and all rights to renew or extend such copyrights) and the right to sue in the name of any of the Grantors for past, present and future infringements of copyright;
     (vii) all insurance policies and completion guaranties connected with such item of Product and all proceeds which may be derived therefrom;
     (viii) all rights to distribute, sell, rent, license the exhibition of and otherwise exploit and turn to account such item of Product, the Physical Materials, the motion picture rights in and to the story and/or other literary material upon which such item of Product is based or from which it is adapted, and the music and musical compositions used or to be used in such item of Product;
     (ix) any and all sums, proceeds, money, products, profits or increases, including money profits or increases (as those terms are used in the UCC or otherwise) or other property obtained or to be obtained from the distribution, exhibition, sale or other uses or dispositions of such item of Product or any part of such item of Product, including, without limitation, all sums, proceeds, profits, products and increases, whether in money or otherwise, from the sale, rental or licensing of such item of Product and/or any of the elements of such item of Product including, without limitation, from collateral, allied, subsidiary and merchandising rights, and further including, without limitation, all monies held in any Collection Account;
     (x) the dramatic, nondramatic, stage, television, radio and publishing rights, title and interest in and to such item of Product, and the right to obtain copyrights and renewals of copyrights therein;
     (xi) the name or title of such item of Product and all rights of such Grantor to the use thereof, including, without limitation, rights protected pursuant to trademark, service mark, unfair competition and/or any other applicable statutes, common law, or other rule or principle of law;

     (xii) any and all contract rights and/or Chattel Paper which may arise in connection with such item of Product;
     (xiii) all Accounts and/or other rights to payment which such Grantor presently owns or which may arise in favor of such Grantor in the future, including, without limitation, any refund or rebate in connection with a completion guaranty or otherwise, all accounts and/or rights to payment due from Persons in connection with the distribution of such item of Product, or from the exploitation of any and all of the collateral, allied, subsidiary, merchandising and other rights in connection with such item of Product;
     (xiv) any and all General Intangibles not elsewhere included in this definition, including, without limitation, any and all General Intangibles consisting of any right to payment which may arise in connection with the distribution or exploitation of any of the rights set out herein, and any and all general intangible rights in favor of such Grantor for services or other performances by any third parties, including actors, writers, directors, individual producers and/or any and all other performing or nonperforming artists in any way connected with such item of Product, any and all general intangible rights in favor of such Grantor relating to licenses of sound or other equipment, or licenses for any photograph or photographic or other processes, and any and all general intangibles related to the distribution or exploitation of such item of Product including general intangibles related to or which grow out of the exhibition of such item of Product and the exploitation of any and all other rights in such item of Product set out in this definition;
     (xv) any and all Goods including, without limitation, Inventory which may arise in connection with the creation, production or delivery of such item of Product and which goods pursuant to any production or distribution agreement or otherwise are owned by such Grantor;
     (xvi) all and each of the rights, regardless of denomination, which arise in connection with the acquisition, creation, production, completion of production, delivery, distribution, or other exploitation of such item of Product, including, without limitation, any and all rights in favor of such Grantor, the ownership or control of which are or may become necessary or desirable, in the opinion of the Collateral Agent, in order to complete production of such item of Product in the event that the Collateral Agent exercises any rights it may have to take over and complete production of such item of Product;
     (xvii) any and all documents issued by any pledgeholder or bailee with respect to such item of Product or any Physical Materials (whether or not in completed form) with respect thereto;
     (xviii) any and all Collection Accounts or other bank accounts (other than any Production Accounts) established by such Grantor with respect to such item of Product;
     (xix) any and all rights of such Grantor under any Distribution Agreements relating to such item of Product;
     (xx) any and all rights of such Grantor under contracts relating to the production or acquisition of such item of Product; and
     (xxi) any and all rights of such Grantor with respect to the Pledged Collateral.
     Notwithstanding the foregoing or any contrary provision herein or in any other Fundamental Document, Collateral shall not include (i) the Excluded Assets, (ii) the issued and outstanding shares in any Foreign Subsidiary that is not directly owned by a Grantor, or (iii) more than 65% of the issued and outstanding shares in any Foreign Subsidiary owned directly by a Grantor.

     “Collection Account” shall have the meaning given to such term in the Existing Credit Agreement.
     “Company Obligations” means any principal, interest, penalties, fees, premiums (if any), indemnifications, reimbursements, guarantees and other liabilities payable under the Notes, the Additional Notes, the Indenture and the Collateral Documents, in each case, whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising on or after the commencement of a proceeding under Title 11, U.S. Code or any similar federal or state law for the relief of debtors (including post-petition interest whether or not allowed in any such proceeding).
     “Contribution Agreement” shall mean the contribution agreement substantially in the form of Exhibit A hereto, as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time.
     “Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.
     “Copyright Security Agreement” shall mean a Copyright Security Agreement, substantially in the form of Exhibit B-1 hereto, as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time by delivery of a Copyright Security Agreement Supplement or otherwise.
     “Copyright Security Agreement Supplement” shall mean a Copyright Security Agreement Supplement substantially in the form of Exhibit B-2 hereto.
     “Deposit Account Control Agreement” means an agreement, in form and substance satisfactory to the Collateral Agent, among any Grantor, a banking institution holding such Grantor’s funds, and the Collateral Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by any Grantor with such banking institution.
     “Distribution Agreements” shall mean (i) any and all agreements entered into by a Grantor pursuant to which such Grantor has sold, leased, licensed or assigned distribution rights or other exploitation rights to any item of Product to an un-Affiliated Person and (ii) any and all agreements hereafter entered into by a Grantor pursuant to which such Grantor sells, leases, licenses or assigns distribution rights or other exploitation rights to any item of Product to an un-Affiliated Person.
     “Effective Date” means October 21, 2009.
     “Equity Interests” means shares of the capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person or any warrants, options or other rights to acquire such interests.
     “Excluded Assets” shall mean (i) the Fractional Aircraft Interest, (ii) interests in the Headquarters JV, (iii) any Excluded Beneficial Interests and (iv) rights of any Grantor under any agreement to the extent that pursuant to the terms of such agreement, the granting of a security interest in such rights would result in a termination or right of termination of, or is otherwise prohibited under, such agreement by the other party thereto, but only to the extent such prohibition on assignment is enforceable; provided, however, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect; provided, further that the Grantors hereby covenant to use their commercially reasonable efforts consistent with industry practice not to enter into any agreement that would exclude such rights from the Collateral in the future.
     “Excluded Beneficial Interests” means any Equity Interests owned by the Grantors to the extent that, and for so long as, a pledge of such Equity Interests would violate applicable law or an enforceable contractual obligation binding on or relating to such Equity Interests.
     “Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.
     “Existing Credit Agreement” shall mean the Senior Credit Facility (as it may be further amended, supplemented or otherwise modified, renewed or replaced from time to time).
     “Foreign Subsidiary” shall mean a Subsidiary that is not organized under the laws of any jurisdiction within the United States.
     “Fractional Aircraft Interest” shall mean a fractional interest in an executive jet aircraft and/or a single purpose trust formed solely to hold such interest with an acquisition cost for such aircraft or such trust which may not exceed U.S.$10,000,000.
     “Fundamental Documents” shall mean the Indenture, this Security Agreement, the Notes, the Pledgeholder Agreements, the Laboratory Access Letters, the Copyright Security Agreement, the Copyright Security Agreement Supplements, the Trademark Security Agreement, the Trademark Security Agreement Supplements, the Notices of Assignment and Irrevocable Instruction, the Contribution Agreement, any Instrument of Assumption and Joinder, the Hypothecs, UCC financing statements, the PPSA financing statements and any other ancillary documentation which is required to be or is otherwise executed by any Grantor and delivered to the Collateral Agent in connection with the Indenture, this Security Agreement or any of the documents listed above.
     “Guarantor Obligations” means (i) in the case of Parent or any LGEI Subsidiary Guarantor, all obligations and liabilities of each such Guarantor which may arise under, out of, or in connection with this Security Agreement, and the guarantee by each such Guarantor of the Notes and the Additional Notes, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Collateral Agent or any Secured Party that are required to be paid by such Guarantor pursuant to the terms of any of the foregoing agreements) and (ii) in the case of any Parent Subsidiary Guarantor, all obligations and liabilities of each such Guarantor which may arise under, out of, or in connection with this Security Agreement, and the guarantee by each such Guarantor of Parent’s obligations under its Notes Guarantee, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Collateral Agent or any Secured Party that are required to be paid by such Guarantor pursuant to the terms of any of the foregoing agreements).
     “Guaranty” shall mean, as to any Person, any direct or indirect obligation of such Person guaranteeing or intended to guarantee any Indebtedness, Capital Lease, dividend or other monetary obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, by contract, as a general partner or otherwise, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (c) to purchase property, securities or services, in each case, primarily for the purpose of assuring the performance by the primary obligor of any such primary obligation. The amount of any Guaranty shall be deemed to be an amount equal to (x) the stated or determinable amount of the primary obligation in respect of which such Guaranty is made (or, if the amount of such primary obligation is not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder)) or (y) the stated maximum liability under such Guaranty, whichever is less.
     “Headquarters JV” shall mean LGJW Colorado Partners LLC, a California limited liability company whose only members shall be the Company, or one of its subsidiaries, Colorado Creative Studios, LLC, a California limited liability company (the “Developer”), or one of the Developer’s subsidiaries, and any other members added with the consent of the Company and the Developer, which shall be formed for the sole purpose of constructing, maintaining and owning an office building to be used as the headquarters of the Company.
     “Hypothec” shall mean a hypothec substantially in the form of Exhibit E or such other form as may be acceptable to the Collateral Agent.
     “Instrument of Assumption and Joinder” shall mean an Instrument of Assumption and Joinder substantially in the form of Exhibit F hereto.
     “Intellectual Property” means all intellectual property and similar property of every kind and nature now owned or hereafter acquired by any Person, including inventions, designs, patents, copyrights, trademarks, Licenses, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation, and all additions and improvements to any of the foregoing.
     “Investment” shall mean any stock, evidence of indebtedness or other security of any Person, any loan, advance, contribution of capital, extension of credit or commitment therefor (including, without limitation, the Guaranty of loans made to others, but excluding current trade and customer accounts receivable arising in the ordinary course of business and payable in accordance with customary trading terms in the ordinary course of business), any purchase of (i) any security of another Person or (ii) any business or undertaking of any Person or any commitment to make any such purchase, or any other investment; provided, however, that an Acquisition shall not be considered an “Investment.”
     “Laboratory” shall mean any laboratory which is located in the United States, Canada or any other jurisdiction and is a party to a Pledgeholder Agreement or a Laboratory Access Letter.
     “Laboratory Access Letter” shall mean a letter agreement among (i) a Laboratory holding any elements of any item of Product to which any Grantor has the right of access, (ii) such Grantor and (iii) the Collateral Agent, substantially in the form of Exhibit G hereto or a form otherwise then permissible under the Existing Credit Agreement (adding references to the Collateral Agent, the Secured Parties and the Secured Obligations to existing Pledgeholder Agreements, or substituting references to the Collateral Agent, the Secured Parties and the Secured Obligations for references therein to the Administrative Agent, the lenders and the secured obligations under the Existing Credit Agreement).
     “LGEC” means Lions Gate Entertainment Corp.
     “Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to any other Person’s Intellectual Property, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past, present and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.
     “Notice of Assignment and Irrevocable Instructions” shall mean the Notice of Assignment and Irrevocable Instructions substantially in the form of Exhibit H hereto or in such other form as shall be acceptable to the Collateral Agent, including, without limitation, the inclusion of such notice and instructions in a Distribution Agreement.
     “Permitted Prior Liens” means all Permitted Liens (i) that are Liens securing the First Priority Obligations (as such term is defined in the Intercreditor Agreement), (ii) which have priority over the Liens granted pursuant to this Security Agreement by operation of law (including the priority rules of the UCC) or (iii) which are permitted pursuant to the Indenture to be prior to the Liens granted pursuant to this Security Agreement.
     “Physical Materials” shall have the meaning given to such term in paragraph (iv) of the definition of “Collateral” herein.
     “Pledged Collateral” shall mean the Pledged Securities and any proceeds (as defined in Section 9-102(a)(64) of the UCC) of the Pledged Securities.
     “Pledged Securities” shall mean all of the issued and outstanding capital stock or other equity interests of each of the Grantors (other than LGEC) and all other equity securities or interests now owned or hereafter acquired by any of the Grantors, including without limitation the securities listed in Schedule 1 hereto; provided, however, that anything to the contrary herein notwithstanding, Pledged Securities shall not include (i) Equity Interests in any Foreign Subsidiary that is not directly owned by a Grantor, (ii) Equity Interests in excess of 65% of the Equity Interests in any Foreign Subsidiary owned directly by a Grantor or (iii) any Excluded Beneficial Interests.
     “Pledgeholder Agreement” shall mean a laboratory pledgeholder agreement among a Grantor (or Grantors), the Collateral Agent, certain distributors (as applicable), the Approved Completion Guarantor (if there is one), and one or more Laboratories, substantially in the form of Exhibit J-1 or Exhibit J-2 hereto, or a form otherwise then permissible under the Existing Credit Agreement (adding references to the Collateral Agent, the Secured Parties and the Secured Obligations to existing Pledgeholder Agreements, or substituting references to the Collateral Agent, the Secured Parties and the Secured Obligations for references therein to the Administrative Agent, the lenders and the secured obligations under the Existing Credit Agreement).
     “PPSA” shall mean the Personal Property Security Act, R.S.O. 1990 c.P.10 as heretofore and hereafter amended and in effect in the Province of Ontario, or, where the context requires, the legislation of the other provinces of Canada relating to security in personal property generally, including accounts receivable, as adopted by and in effect from time to time in such provinces or territories in Canada, as applicable.
     “Product” shall mean any motion picture, film or video tape or other audio-visual work or episode thereof produced for theatrical, non-theatrical or television release or for release in any other medium, in each case whether recorded on film, videotape, cassette, cartridge, disc or on or by any other means, method, process or device whether now known or hereafter developed, with respect to which any Grantor (i) is the copyright owner or (ii) acquires an equity interest or distribution rights. The term “item of Product” shall include, without limitation, the scenario, screenplay or script upon which such item of Product is based, all of the properties thereof, tangible and intangible, and whether now in existence or hereafter to be made or produced, whether or not in possession of the Grantors, and all rights therein and thereto, of every kind and character.
     “Production Account(s)” shall mean individually or collectively, as the context so requires, each demand deposit account(s) established by a Grantor at a commercial bank located in the United States or Canada or otherwise reasonably acceptable to the Collateral Agent, for the sole purpose of paying the production costs of a particular item of Product, and, where applicable, as to which the Approved Completion Guarantor for such item of Product, has agreed in writing that amounts deposited in such account shall be deemed available for production of such item of Product, for purposes of the Completion Guaranty for such item of Product.
     “Receivables” means the Accounts, Chattel Paper, Documents, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral; provided, however, that “Receivables” shall not include any Excluded Property.
     “Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.
     “Secured Obligations” means the Company Obligations and the Guarantor Obligations.
     “Secured Parties” means the Collateral Agent, the Trustee and the Holders.
     “STA” means the Securities Transfer Act, 2006 (Ontario) and the regulations promulgated thereunder.
     “Trademark Security Agreement” shall mean the Trademark Security Agreement substantially in the form of Exhibit C-1 hereto to be executed by the Grantors, as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time.
     “Trademark Security Agreement Supplement” shall mean the Trademark Security Agreement Supplement substantially in the form of Exhibit C-2 hereto.
     “UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Collateral Agent’s or any Secured Party’s Lien on any Collateral.
     “ULC/Partnership” means an unlimited company, unlimited liability company, unlimited liability corporation or general partnership.
     “ULC/Partnership Interest” means a Grantor’s interest in any ULC/Partnership or its interest as a general partner in a limited partnership.
     “Uncompleted” shall mean not Completed.
     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II
GRANT OF SECURITY INTEREST
     Each Grantor hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in the Collateral, to secure the prompt and complete payment and performance, when due, of the Secured Obligations. Each Canadian Grantor and the Collateral Agent acknowledge and agree that value has been given for the granting of the security interest hereunder and that they have not agreed to postpone the time for attachment, except for after-acquired property forming part of the Collateral the attachment to which will occur forthwith upon such Grantor acquiring rights thereto.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     Each Grantor represents and warrants to the Collateral Agent and the Secured Parties that:
     3.1. Title, Perfection and Priority. Such Grantor has good and valid rights in or the power to grant a security interest in the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(d), and has full power and authority to grant to the Collateral Agent the security interest in such Collateral pursuant hereto. The execution and delivery of this Security Agreement and the other Fundamental Documents, together with the actions taken on or prior to the Effective Date or within the time allotted in Section 12.01(a) of the Indenture (including (i) the filing of the appropriate UCC-1 and PPSA financing statements and the registration of the Hypothecs with the filing offices listed on Schedule 12, (ii) the filing of the Copyright Security Agreement with the U.S. Copyright Office, (iii) the filing of the Trademark Security Agreement with the U.S. Patent and Trademark Office and (iv) the delivery of the Pledged Securities with appropriate stock powers to the Collateral Agent) and the actions taken subsequent to the Effective Date (including the filing of the Trademark Security Agreement with the Canadian Intellectual Property Office) is effective to create and grant to the Collateral Agent for the benefit of itself, the Trustee and the Holders a valid and second-priority perfected security interest and hypothec in the Collateral, subject only to Liens permitted under Section 4.1(d), and in the Pledged Securities. Notwithstanding anything to the contrary in this section, the Collateral Agent shall not have a valid and second-priority perfected security interest in any Deposit Account, including, but not limited to, the Collection Accounts, until the Collateral Agent has entered into a Deposit Account Control Agreement with respect to each such Deposit Account.
     3.2. Type and Jurisdiction of Organization, Organizational and Identification Numbers; Ownership of Pledged Securities, Subsidiaries, etc. (a) Annexed hereto as Schedule 1 is a correct and complete list as of the date hereof, of each Grantor showing, as to each, (i) its name, (ii) the jurisdiction in which it was incorporated or otherwise organized, (iii) in the case of each Grantor which is a corporation, its authorized capitalization, the number of shares of its capital stock outstanding and (except in the case of LGEC) the ownership of its capital stock and (iv) in the case of each Grantor which is a limited liability company, the ownership of its membership interests. Such Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization. Such Grantor has not, during the past year, (i) except as described on Schedule 2, been a party to any acquisition, merger or consolidation or (ii) other than as set forth on Schedule 3, had any other legal name.
     (b) Except as noted on Schedule 4, as of the date hereof no Grantor holds any Equity Interest or other Investment, either directly or indirectly, in any Person other than another Grantor, an Unrestricted Subsidiary or an Inactive Subsidiary and no Grantor is a general or limited partner in any joint venture or partnership. Annexed hereto as Schedule 5 is a correct and complete list of all Excluded Beneficial Interests as of the date hereof.

     3.3. Places of Business. The chief executive office of each Grantor is, on the date hereof, as set forth on Schedule 6 hereto. All of the places where each Grantor keeps the records concerning the Collateral on the date hereof or regularly keeps any goods included in the Collateral on the date hereof are also listed on Schedule 6 hereto.
     3.4. Intellectual Property. (a) On the date hereof, the items of Product listed on Schedule 7 hereto comprise all of the Product in which any Grantor has any right, title or interest (either directly, through a joint venture or partnership or otherwise). Schedule 8 sets out a true and complete record of the copyright registration numbers and the character of the interests held by the relevant Grantor for the items of Product listed on Schedule 7 which have been duly recorded in the United States Copyright Office (and, if applicable, the Canadian Intellectual Property Office) and copies of all such recordations have been made available to the Collateral Agent. To the best of each Grantor’s knowledge, all items of Product and all component parts thereof do not and will not violate or infringe upon any copyright, right of privacy, trademark, patent, trade name, performing right or any literary, dramatic, musical, artistic, personal, private, several, care, contract, property or copyright right or any other right of any Person, in any material respect or contain any libelous or slanderous material. There is no claim, suit, action or proceeding pending or, to the best of each Grantor’s knowledge, threatened against any Grantor that involves a claim of infringement of any copyright with respect to any item of Product listed on Schedule 7 that, individually or in the aggregate, if determined adversely to any Grantor, would reasonably be expected to have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of LGEC and its Subsidiaries taken as a whole or on the performance by the Grantors of the Secured Obligations.
          (b) Schedule 9 hereto (i) lists all the trademarks registered by any Grantor on the date hereof and identifies the Grantor which registered each such trademark and (ii) specifies as to each, the jurisdictions in which such trademark has been issued or registered (or, if applicable, in which an application for such issuance or registration has been filed), including the respective registration or application numbers and applicable dates of registration or application and (iii) specifies as to each, as applicable, material licenses, sublicenses and other material agreements as of the date hereof (other than any agreements which relate to the exploitation of an item of Product), to which any Grantor is a party and pursuant to which any Person, other than a Grantor, is authorized to use such trademark. Each trademark set forth on Schedule 9 will be included on Schedule A to the Trademark Security Agreement to be delivered to the Collateral Agent on or prior to the Closing Date.
          (c) All applications and registrations for all copyrights, trademarks, service marks, trade names and service names in which any Grantor has any right, title or interest are valid and in full force and effect (other than (i) items of Product that, in the aggregate, account for no more than 10% of the total value of all items of Product listed on Schedule 7 and (ii) trademarks, service marks, trade names and service names that in the aggregate are not material) and are not subject to the payment of any taxes or maintenance fees or the taking of any other actions by the Grantors to maintain their validity or effectiveness.
     3.5. No Financing Statements, Security Agreements, Filing Requirements.
          (a) No effective financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except (a) for financing statements or security agreements naming the Collateral Agent on behalf of the Secured Parties as the secured party and (b) as permitted by Sections 4.1(d) and 4.1(e).

          (b) None of the material Collateral owned by it is of a type for which security interests or liens must be perfected by filing under any federal statute except for (x) vehicles and (y) Intellectual Property of such Grantor.
     3.6. Pledged Collateral.
          (a) Annexed hereto as Schedule 10 is a correct and complete list as of the date hereof, of all the Pledged Securities hereunder showing, as to each, the entity whose stock or other Equity Interests are being pledged, the Pledgor of such stock or other Equity Interests, the stock certificate number (as applicable) and the number of shares or amount of the capital stock or other Equity Interests being pledged hereunder. Each Pledgor (i) is the legal and beneficial owner of, and has sole right, title and interest to, the Pledged Securities owned by such Pledgor, free and clear of all Liens, security interests or other encumbrances whatsoever, except the security interests created by this Security Agreement and the other Fundamental Documents, and the Liens in connection with the Existing Credit Agreement and (ii) has sole right and power to pledge, and grant the security interest in, and Lien upon, such Pledged Securities pursuant to this Security Agreement without the consent of any Person or Governmental Authority whatsoever other than any such consent which shall have been obtained on or before the Effective Date.
          (b) All of the Pledged Securities are duly authorized, validly issued, fully paid and non-assessable.
          (c) Except for contractual restrictions disclosed on Schedule 10 and restrictions created herein or under applicable securities laws and the regulations promulgated thereunder, there are no restrictions on the transfer of any of the Pledged Securities. Except for restrictions under applicable securities laws and the regulations promulgated thereunder, there are no restrictions on the transfer of any of the Pledged Securities which would limit the ability of the Collateral Agent to foreclose upon and dispose of any of the Pledged Securities upon the occurrence of an Event of Default.
          (d) Except as set forth on Schedule 10, there are no warrants, options, conversion or similar rights currently outstanding with respect to, and no agreements to purchase or otherwise acquire, any shares of the capital stock or other Equity Interests of any issuer of any of the Pledged Securities; and there are no securities or obligations of any kind convertible into any shares of the capital stock or other Equity Interests of any issuer of any of the Pledged Securities.
ARTICLE IV
COVENANTS
     From the date of this Security Agreement, and thereafter until this Security Agreement is terminated, each Grantor agrees that:
     4.1. General.
          (a) Authorization to File Financing Statements; Ratification. Such Grantor hereby agrees to file all financing statements and other documents and take such other actions as may from time to time be reasonably requested by the Collateral Agent in order to maintain a perfected security interest that is prior to all other Liens except for Permitted Prior Liens in and, if applicable and required hereunder, Control of, the Collateral owned by such Grantor. Any financing statement filed by such Grantor may be filed in any filing office in any UCC or PPSA jurisdiction and may (i) indicate such Grantor’s Collateral (1) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or PPSA of such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC, or by the PPSA, for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor. Such Grantor also agrees to furnish any such information to the Collateral Agent promptly upon request. Such Grantor also ratifies the filing in any UCC or PPSA jurisdiction of any initial financing statements or amendments thereto if filed prior to the date hereof. Each Grantor agrees to deliver a file-stamped copy of each such financing statement or other evidence of filing made pursuant to this Security Agreement to the Collateral Agent.
          (b) Further Assurances. Such Grantor will, if reasonably so requested by the Collateral Agent, furnish to the Collateral Agent statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Collateral Agent may reasonably request, all in such detail as the Collateral Agent may reasonably specify. Such Grantor also agrees to take any and all actions reasonably requested by the Collateral Agent and necessary to defend title to the Collateral against all persons and to defend the security interest of the Collateral Agent in its Collateral and the priority thereof against any Lien that is not a Permitted Lien.
          (c) Disposition of Collateral. Such Grantor will not sell, lease or otherwise dispose of the Collateral owned by it except for such dispositions and other transactions permitted pursuant to the Indenture.
          (d) Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except (i) the security interest created by this Security Agreement, (ii) other Permitted Liens and (iii) Liens created under clauses (1)-(15) of Section 4.12 of the Indenture.
          (e) Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except to cover Liens as permitted by Section 4.1(d).
          (f) Compliance with Terms. To the extent required by the Indenture, such Grantor will perform and comply with all obligations in respect of the Collateral owned by it and all agreements to which it is a party relating to the Collateral or by which it is bound relating to such Collateral.
          (g) Additional Grantors. Any Affiliate of the Company may become a party hereto as an additional Grantor (each such Affiliate of the Company, an “Additional Grantor”) by executing and delivering an Instrument of Assumption and Joinder along with supplements to the Exhibits to this Security Agreement necessary to reflect additional Collateral provided by the Additional Grantor. Upon the due execution and delivery of any Instrument of Assumption and Joinder to the Collateral Agent, notice of which is hereby waived by the Grantors, each such Additional Grantor shall be deemed a Grantor hereunder and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be discharged, diminished or otherwise affected (a) by the addition or release of any other Grantor hereunder, (b) by any failure by the Company or any Grantor to cause any Subsidiary of the Company to become an Additional Grantor or a Grantor hereunder or (c) by reason of the Collateral Agent’s or any of the other Secured Parties’ actions in effecting, or failure to effect, any Instrument of Assumption and Joinder, or in releasing any Grantor hereunder, in each case, without the necessity of giving notice to or obtaining the consent of any other Grantor. This Security Agreement shall be fully effective as to any

Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.
     4.2. Maintenance of Collateral. Such Grantor will keep its tangible properties which are material to its business in good repair, working order and condition (ordinary wear and tear excepted) unless such Grantor determines in good faith that the continued maintenance of such properties is not economically desirable and, from time to time (i) make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and (ii) comply at all times with the provisions of all material leases and other material agreements to which it is a party so as to prevent any loss or forfeiture thereof or thereunder unless compliance therewith is being currently contested in good faith by appropriate proceedings and appropriate reserves have been established in accordance with GAAP.
     4.3. Delivery of Certain Pledged Collateral. Such Grantor will (a) deliver to the Collateral Agent promptly upon execution and delivery of this Security Agreement, the originals of all certificated Equity Interests constituting Collateral, (b) hold in trust for the Collateral Agent upon receipt and promptly thereafter deliver to the Collateral Agent any such certificated Equity Interests in any Subsidiary constituting Collateral received after the date hereof and (c) furnish to the Collateral Agent a description of each Excluded Beneficial Interest acquired by such Grantor following the Effective Date, no later than 180 days after the acquisition of such Excluded Beneficial Interests.
     4.4. Exercise of Rights in Pledged Collateral.
          (a) Without in any way limiting the foregoing and subject to clause (b) below, such Grantor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of the Pledged Securities being pledged by it hereunder or any part thereof for any purpose not inconsistent with the terms hereof, at all times, except as expressly provided in paragraph (c) below.
          (b) All dividends or distributions of any kind whatsoever (other than cash dividends or distributions paid while no Event of Default is continuing) received by a Grantor, whether resulting from a subdivision, combination, or reclassification of the outstanding capital stock of the issuer or received in exchange for Pledged Securities or any part thereof or as a result of any merger, consolidation, acquisition, or other exchange of assets to which the issuer may be a party, or otherwise, shall be and become part of the Pledged Securities pledged hereunder and shall immediately be delivered to the Collateral Agent to be held subject to the terms hereof. All dividends and distributions which are received contrary to the provisions of this subsection (b) shall be received in trust for the benefit of the Collateral Agent, segregated from such Grantor’s own assets, and shall be delivered to the Collateral Agent.
          (c) Upon the occurrence and during the continuance of an Event of Default and notice from the Collateral Agent of the transfer of such rights to the Collateral Agent, all rights of a Pledgor (i) to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to this Section and (ii) to receive and retain cash dividends and distributions shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and receive such cash dividends and distributions until such time as such Event of Default has been cured.
     4.5. Insurance.
          (a) All insurance policies required hereunder and under Section 4.18(b) of the Indenture in respect of property or casualty shall name the Collateral Agent (for the benefit of the Collateral Agent and the Secured Parties) as an additional insured or as loss payee, as applicable, and shall contain loss payable clauses or mortgagee clauses, through endorsements in form and substance reasonably satisfactory to the Collateral Agent.
          (b) All premiums on any such insurance shall be paid when due by such Grantor, and, if reasonably requested by the Collateral Agent, copies of the policies shall be delivered to the Collateral Agent. If such Grantor fails to obtain any insurance as required by this Section, the Collateral Agent may obtain such insurance at such Grantor’s expense. By purchasing such insurance, the Collateral Agent shall not be deemed to have waived any Default arising from the Grantor’s failure to maintain such insurance or pay any premiums therefor.
     4.6. Intellectual Property.
          (a) As soon as practicable (but in the case of an item of Product, in no event later than 60 days after the initial release or broadcast of such item of Product, and in the case of a screenplay, in no event later than the date on which the Grantors must comply with clause (6) of Section 5.20 of the Existing Credit Agreement with respect to the item of Product to be based on such screenplay), to the extent (i) any Grantor is or becomes the copyright proprietor thereof or otherwise acquires a copyrightable interest and (ii) any Grantor acquires any material trademark, service mark, trade name or service name, any such Grantor shall take any and all actions necessary to register the copyright for such item of Product or such trademark, service mark, trade name or service name, in the name of such Grantor (subject to a Lien in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the Copyright Security Agreement and the Trademark Security Agreement) in conformity with the laws of the United States, Canada and such other jurisdictions as the Collateral Agent may reasonably specify, and immediately deliver to the Collateral Agent (i) written evidence of the registration of any and all such copyrights for inclusion in the Collateral under this Security Agreement and (ii) a Copyright Security Agreement Supplement or a Trademark Security Agreement Supplement relating to such item or such trademark, service mark, trade name or service name, executed by such Grantor.
          (b) Each Grantor shall obtain instruments of transfer or other documents evidencing the interest of such Grantor with respect to the copyright relating to items of Product in which such Grantor is not entitled to be the initial copyright proprietor and any trademark, service mark, trade name or service name which such Grantor acquires, and promptly record such instruments of transfer on the United States Copyright Register or the United States Trademark Register and such other jurisdictions as the Collateral Agent may specify.
     4.7 Commercial Tort Claims. Such Grantor shall promptly notify the Collateral Agent of any commercial tort claim (as defined in the UCC) as to which it determines that it reasonably expects to recover more than $10.0 million acquired by it and, unless the Collateral Agent otherwise consents, such Grantor shall enter into an amendment to this Security Agreement, in the form of Exhibit K hereto, granting to Collateral Agent a security interest that is prior to all other Liens except for Permitted Prior Liens in such commercial tort claim.
     4.8. Change of Name or Location. Such Grantor shall not (a) change its name as it appears in official filings in the state or province or other jurisdiction of its incorporation or organization, (b) change its chief executive office or principal place of business, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state or province or other jurisdiction of incorporation or organization, in each case, unless the Collateral Agent shall have received 15 days’ prior written notice of such change (or such shorter period as shall be reasonably satisfactory to the Collateral Agent). The Collateral Agent may, within five days of receipt of such notice, in its reasonable discretion, request any reasonable action in connection with such change (including any action to continue the perfection of any Liens in favor of the Collateral Agent, on behalf of the Secured Parties, in any Collateral owned by such Grantor).

     4.9. Distribution Agreements; Acceptable L/C’s. (a) Deliver to the Collateral Agent to be held as part of the Collateral, promptly upon receipt thereof, the originals of all Acceptable L/C’s (including any amendments thereto) which are received by such Grantor (whether pursuant to a Distribution Agreement or otherwise) after the date hereof.
     (b) Furnish to the Collateral Agent quarterly (i) a list in the form of Schedule 11 hereto of all material Distribution Agreements executed during the preceding quarter and all material amendments to existing Distribution Agreements which amendments were executed during the preceding quarter and (ii) copies of all Notices of Assignment and Irrevocable Instructions executed during the preceding quarter.
     (c) From time to time (i) furnish to the Collateral Agent such information and reports regarding the Distribution Agreements to which such Grantor is a party as the Collateral Agent may reasonably request and (ii) upon the occurrence and continuation of an Event of Default and the reasonable request of the Collateral Agent, make to the other parties to a Distribution Agreement to which such Grantor is a party such demands and requests for information and reports or for action as such Grantor is entitled to make under each such Distribution Agreement.
     (d) Take all action on its part to be performed necessary to effect timely payments under all Acceptable L/C’s, including, without limitation, timely preparation, acquisition and presentation of all documents, drafts or other instruments required to effect payment thereunder.
     4.10 ULC/Partnership Interests. Notwithstanding the grant of the security interest set out in Article II and the transfer of any right, title or interest in the Pledged Securities, the applicable Grantor shall remain registered as the sole registered and beneficial owner of all ULC/Partnership Interests and will remain as registered and beneficial owner until such time as such ULC/Partnership Interests are effectively transferred into the name of the Collateral Agent or any other Person on the books and records of such ULC/Partnership upon the exercise of rights to sell or otherwise dispose of ULC/Partnership Interests following the occurrence and during the continuance of an Event of Default hereunder. Nothing in this Security Agreement is intended to or shall constitute the Collateral Agent, any of the Secured Parties, or any other Person other than the applicable Grantor as a shareholder or member of any ULC/Partnership until such time as notice is given to such ULC/Partnership and further steps are taken thereunder so as to register the Collateral Agent or any other Person as the holder of the ULC/Partnership Interests of such ULC/Partnership upon the exercise of rights to sell or otherwise dispose of ULC/Partnership Interests following the occurrence and during the continuance of an Event of Default hereunder. To the extent any provision hereof would have the effect of constituting the Collateral Agent or any other Person as a shareholder or member of a ULC/Partnership prior to such time, such provision shall be severed therefrom and ineffective with respect to the ULC/Partnership Interests of such ULC/Partnership without otherwise invalidating or rendering unenforceable this Security Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Pledged Securities which are not ULC/Partnership Interests. Except upon the exercise of rights to sell or otherwise dispose of ULC/Partnership Interests following the occurrence and during the continuance of an Event of Default hereunder, the Debtor shall not cause or permit, or enable any ULC/Partnership in which it holds ULC/Partnership Interests to cause or permit, the Collateral Agent to: (a) be registered as a shareholder or member of such ULC/Partnership; (b) have any notation entered in its favour in the share register of such ULC/Partnership; (c) be held out as a shareholder or member of such ULC/Partnership; (d) receive, directly or indirectly, any dividends, property or other distributions from such ULC/Partnership by reason of the Collateral Agent holding a security interest in such ULC/Partnership; or (e) act as a shareholder or member of such ULC/Partnership, or exercise any rights of a shareholder or member of such ULC/Partnership including the right to attend a meeting of, or to vote the shares of, such

ULC/Partnership.
     4.11 Designation of Partnership and LLC Interests. No Canadian Grantor shall become a partner of any partnership or member of any limited liability company (as defined in the STA) unless the applicable partnership agreement, constating documents or other terms of interest and any unit certificate specifically state that such interest is a “security” for the purposes of the STA.
     4.12 Laboratories; Laboratory Access Letters; Pledgeholder Agreements
          (a) To the extent any Grantor has control over, or rights to receive, any of the Physical Materials relating to any item of Product, such Grantor shall use commercially reasonable efforts to deliver or cause to be delivered to a Laboratory or Laboratories all negative and preprint material, master tapes and all sound track materials with respect to each such item of Product and shall use commercially reasonable efforts to deliver to the Collateral Agent a fully executed Pledgeholder Agreement with respect to such materials. To the extent that any Grantor has only rights of access to preprint material or master tapes and has not created duplicate materials sufficient to exploit its rights and has not stored such duplicate materials at a Laboratory that has delivered a Pledgeholder Agreement to the Collateral Agent, then such Grantor shall use commercially reasonable efforts to deliver to the Collateral Agent a fully executed Laboratory Access Letter covering such materials. With respect to each item of Product listed on Schedule 7 which is subject to an existing Pledgeholder Agreement or Laboratory Access Letter, any Grantor that owns or has an interest in each such item of Product shall use commercially reasonable efforts to furnish to the Collateral Agent within thirty (30) days after the Closing Date, (i) either a new Pledgeholder Agreement or new Laboratory Access Letter (as applicable) or a supplement to an existing Pledgeholder Agreement or Laboratory Access Letter (as applicable) with respect to each such item of Product, in each instance in form and substance reasonably satisfactory to the Collateral Agent and together with a written confirmation from each Laboratory of all of the Physical Materials in its possession and (ii) a list of the location of the best available Physical Materials with respect to each such item of Product. The Collateral Agent may, in its sole discretion, waive the preceding requirements with respect to any nonmaterial item of Product.
          (b) Prior to requesting any Laboratory that is a party to a Pledgeholder Agreement or Laboratory Access Letter to which the Collateral Agent is a party to deliver negative or other preprint or sound track material or master tapes to another Laboratory, such Grantor shall use commercially reasonable efforts to provide the Collateral Agent with a Pledgeholder Agreement or Laboratory Access Letter, as appropriate, executed by such other Laboratory and all other parties to such Pledgeholder Agreement or Laboratory Access Letter (including the Collateral Agent).
          (c) No Grantor shall deliver or remove or cause the delivery or removal of the original negative and film or sound materials or master tapes with respect to any item of Product owned by such Grantor or in which such Grantor has an interest (i) to a location outside the United States or Canada or such other jurisdiction as may be approved by the Collateral Agent in its discretion or (ii) to any state or jurisdiction where UCC-1, CCQ or PPSA financing statements (or in the case of jurisdictions outside the United States and Canada, documentation similar in purpose and effect satisfactory to the Collateral Agent) have not been filed against such Grantor, in either case unless such Grantor has caused duplicates of such original negative and film or sound materials or master tapes to remain in either (x) a location in the United States or Canada or such other jurisdiction as may be approved by the Collateral Agent in its discretion or (y) any state or jurisdiction where UCC-1, CCQ or PPSA financing statements (or in the case of jurisdictions outside the United States and Canada, documentation similar in purpose and effect satisfactory to the Collateral Agent) have been filed against such Grantor.

          (d) With respect to items of Product Completed after the Closing Date, such Grantor shall, on at least a quarterly basis, deliver to the Collateral Agent and the Laboratories which are signatories to Pledgeholder Agreements a revised schedule of Product on deposit with such Laboratories.
          (e) With respect to each item of Product or seasonal order of a television series for which any Grantor has Production Exposure in excess of U.S.$20,000,000, each such Grantor shall deliver to the Collateral Agent, (i) in the case of an item of Product being produced by or under the control of each such Grantor, to the extent not already covered by an existing Pledgeholder Agreement, executed Pledgeholder Agreement(s) with respect to such item of Product, not later than five (5) days prior to the commencement of principal photography of such item of Product or such earlier date on which the first Borrowing is made with respect to such item of Product under a Special Production Tranche; provided, however, that if a Grantor has granted a Lien in such item of Product to secure outside financing in accordance with clause (6) of Section 4.12 of the Indenture, no Pledgeholder Agreement shall be required until such time as the outside production financier has released such Lien; or (ii) in the case of an item of Product being acquired from a third party or through a co-production which is not controlled by a Grantor, to the extent not already covered by an existing Laboratory Access Letter, executed Laboratory Access Letter(s) with respect to such item of Product, not later than five (5) days prior to payment by any Grantor of any portion of the cost of such item of Product (other than a down payment of 10% or less of the Production Exposure for an item of Product).
          (f) Notwithstanding anything contained in this Section 4.12, the Grantors shall only be required to enter into Pledgeholder Agreements and Laboratory Access Letters to the extent required in accordance with the terms of Section 12.02(a) of the Indenture.
     4.13 Contribution Agreement. A Contribution Agreement shall be delivered to the Collateral Agent prior to the Closing Date, duly executed by all the Contributors listed on the signature pages thereof.
ARTICLE V
EVENTS OF DEFAULT AND REMEDIES
     5.1. Events of Default. The occurrence of any “Event of Default” under, and as defined in, the Indenture shall constitute an Event of Default hereunder.
     5.2. Remedies.
          (a) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may exercise any or all of the following rights and remedies:
          (i) those rights and remedies provided in this Security Agreement, the Indenture, or any other Collateral Document; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Collateral Agent and the Secured Parties prior to an Event of Default;
          (ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

          (iii) give notice of sole control or any other instruction under any Deposit Account Control Agreement or other control agreement with any securities intermediary and take any action therein with respect to such Collateral;
          (iv) without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Collateral Agent may deem commercially reasonable;
          (v) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the security interest granted herein to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall reasonably determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained); and
          (vi) concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, and to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Collateral Agent was the outright owner thereof.
          (b) The Collateral Agent, on behalf of the Secured Parties, shall comply with any applicable state, provincial or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
          (c) The Collateral Agent shall have the right upon any public sale or sales and, to the extent permitted by applicable law, upon any private sale or sales, to purchase for the benefit of the Collateral Agent and the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.
          (d) Until the Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, the Collateral Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent. The Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Collateral Agent and the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

          (e) Notwithstanding the foregoing, neither the Collateral Agent nor the Secured Parties shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.
          (f) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.
     5.3. Grantor’s Obligations Upon Default. Upon the request of the Collateral Agent after the occurrence and during the continuance of an Event of Default, each Grantor will:
          (a) assemble and make available to the Collateral Agent the Collateral and all books and records relating thereto at any place or places specified by the Collateral Agent, whether at a Grantor’s premises or elsewhere;
          (b) permit the Collateral Agent, by the Collateral Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy;
          (c) prepare and file, or cause an issuer of Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Collateral Agent may request, all in form and substance satisfactory to the Collateral Agent, and furnish to the Collateral Agent, or cause an issuer of Pledged Collateral to furnish to the Collateral Agent, any information regarding the Pledged Collateral in such detail as the Collateral Agent may specify;
          (d) upon receipt by it of any revenue, income, profits or other sums in which a security interest is granted by this Security Agreement, payable pursuant to any agreement or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the sum or instrument in trust for the Collateral Agent (for the benefit of the Collateral Agent and the Secured Parties), segregate such sum or instrument from their own assets and forthwith, without any notice, demand or other action whatsoever (all notices, demands, or other actions on the part of the Collateral Agent being expressly waived), endorse, transfer and deliver any such sums or instruments or both, to the Collateral Agent to be applied in accordance with the provisions of Section 7.3 hereof; and

          (e) take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Collateral Agent to consummate a public sale or other disposition of the Pledged Collateral.
ARTICLE VI
ATTORNEY IN FACT; PROXY
     6.1. Authorization for Secured Party to Take Certain Action.
          (a) Each Grantor irrevocably authorizes the Collateral Agent at any time and from time to time in the sole discretion of the Collateral Agent and appoints the Collateral Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file UCC and PPSA financing statements necessary or desirable in the Collateral Agent’s sole discretion to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, provided that the Collateral Agent shall provide copies of any such documents or instruments to the Grantors, (ii) to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Collateral Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, provided that the Collateral Agent shall provide copies of any such documents or instruments to the Grantors, (iv) to apply the proceeds of any Collateral received by the Collateral Agent to the Secured Obligations as provided in Section 7.2, (v) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), (vi) to contact account debtors to notify such account debtors that all sums payable to any Grantor relating to the Collateral shall be paid directly to the Collateral Agent, (vii) to demand payment or enforce payment of the Receivables in the name of the Collateral Agent or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (viii) to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any account debtor of the Grantor, assignments and verifications of Receivables, (ix) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (x) to settle, adjust, compromise, extend or renew the Receivables, (xi) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xii) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any account debtor of such Grantor, (xiii) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xiv) to change the address for delivery of mail addressed to such Grantor to such address as the Collateral Agent may designate and to receive, open and dispose of all mail addressed to such Grantor (provided that copies of such mail are provided to such Grantor), (xv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Collateral Agent Control over such Pledged Collateral, and (xvi) to do all other acts and things necessary to carry out this Security Agreement; and such Grantor agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent in connection with any of the foregoing to the extent such reimbursement is required by Section 7.07 of the Indenture; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Indenture.
          (b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, under this Section 6.1 are solely to protect the Collateral Agent’s interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent agrees that it shall not exercise any power or authority granted to it under this Section unless an Event of Default has occurred and is continuing.
     6.2. Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE COLLATERAL AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.1 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), ONLY UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF A DEFAULT AND UPON PRIOR WRITTEN NOTICE TO THE GRANTORS.
     6.3. Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE COLLATERAL AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.
ARTICLE VII
COLLECTION AND APPLICATION OF COLLATERAL PROCEEDS; DEPOSIT ACCOUNTS
     7.1. Existing Collection Accounts; Covenant Regarding New Collection Accounts.
          (a) For each existing Collection Account of which the Administrative Agent has control or with respect to which the Administrative Agent is a party to a control or similar agreement, each Grantor shall use commercially reasonable efforts to execute and deliver to the Collateral Agent a Deposit Account Control Agreement for each such Collection Account on or before the sixtieth day after the Effective Date (or such later date as agreed to by the Collateral Agent in its sole discretion).
          (b) Before opening or replacing any Collection Account, each Grantor shall cause each bank or financial institution in which it seeks to open such a Collection Account, to enter into a

Deposit Account Control Agreement with the Collateral Agent in order to give the Collateral Agent Control of such Deposit Account.
     7.2. Application of Proceeds; Deficiency. If an Event of Default has occurred and is continuing, the Collateral Agent shall require all other cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with the Collateral Agent and held there as security for the Secured Obligations. No Grantor shall have any control whatsoever over said cash collateral account. Any such proceeds of the Collateral shall be applied in the order set forth in the Indenture unless a court of competent jurisdiction shall otherwise direct. The balance, if any, after all of the Secured Obligations have been satisfied, shall be returned to the Company by the Collateral Agent. The Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys’ fees and other expenses incurred by Collateral Agent or any Secured Party to collect such deficiency.
ARTICLE VIII
GENERAL PROVISIONS
     8.1. Waivers. To the extent permitted under applicable law, each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Collateral Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise out of the gross negligence or willful misconduct of the Collateral Agent or such Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.
     8.2. Limitation on Collateral Agent’s and Secured Parties’ Duty with Respect to the Collateral. The Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Collateral Agent and each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Collateral Agent nor any Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it may be commercially reasonable for the Collateral Agent (i) to fail to incur expenses deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by applicable law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent may be commercially reasonable in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2.
     8.3. Compromises and Collection of Collateral. The Grantors and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Collateral Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Collateral Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Collateral Agent may be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action.
     8.4. Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Collateral Agent may, after the occurrence and during the continuance of an Event of Default, perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and the Grantors shall reimburse the Collateral Agent for any amounts paid by the Collateral Agent pursuant to this Section 8.4. The Grantors’ obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.
     8.5. Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(b), 4.1(c), 4.3, 4.4, 4.6, 4.7, 4.8, 5.3 or 8.7 or in Article VII will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Collateral Agent or the Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.5 shall, to the extent permitted under applicable law, be specifically enforceable against the Grantors.

     8.6. Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(c) and notwithstanding any course of dealing between any Grantor and the Collateral Agent or other conduct of the Collateral Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(c)) shall be binding upon the Collateral Agent or the Secured Parties unless such authorization is in writing signed by the Collateral Agent.
     8.7. No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Collateral Agent or any Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Grantors and the Collateral Agent and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Collateral Agent and the Secured Parties until the Secured Obligations have been paid in full (other than contingent indemnification obligations for which no claim has been made).
     8.8. Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in any this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.
     8.9. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
     8.10. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Collateral Agent and the Secured Parties and their respective successors and permitted assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Collateral Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, hereunder.
     8.11. Survival of Representations. All representations and warranties of each Grantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.
     8.12. Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by federal, state or provincial authority in respect of this Security Agreement shall be paid by the Grantors. The parties hereto agree that Collateral Agent shall be entitled to reimbursement of its reasonable out-of-pocket expenses incurred hereunder as provided in Section 7.07 of the Indenture.
     8.13. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.
     8.14. Termination or Release.
          (a) This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Indenture has terminated or defeased pursuant to its express terms and (ii) all of the Secured Obligations (other than contingent indemnification obligations for which no claim has been made) have been indefeasibly paid and performed in full.
          (b) Reference is made to Section 12.04 of the Indenture, which shall govern releases of the Second-Priority Liens on the Collateral.
     8.15. Entire Agreement. This Security Agreement, together with the Indenture and other Collateral Documents, embodies the entire agreement and understanding between the Grantors and the Collateral Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Collateral Agent relating to the Collateral.
     8.16. CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND, IN THE CASE OF PROVISIONS RELATING TO INTEREST RATES, ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.
     8.17. CONSENT TO JURISDICTION. EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE INDENTURE, AND EACH GRANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE COLLATERAL AGENT OR ANY SECURED PARTY TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION WHERE SUCH GRANTOR OR ITS ASSETS MAY BE FOUND.

     8.18. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH GRANTOR, THE COLLATERAL AGENT AND EACH SECURED PARTY HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR THE INDENTURE OR THE RELATIONSHIP ESTABLISHED THEREUNDER.
     8.19. Indemnity. Each Grantor hereby agrees to indemnify the Collateral Agent and each Secured Party as provided in Section 7.07 of the Indenture and elsewhere under the terms thereof.
     8.20. Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart.
     8.21. Quiet Enjoyment. The Collateral Agent (on behalf of the Secured Parties) acknowledges and agrees that the security interest hereunder is subject to the rights of Quiet Enjoyment (as defined below) of parties (which are not Affiliates of any Grantor) to Distribution Agreements, whether existing on the date hereof or hereafter executed. For the purpose hereof, “Quiet Enjoyment” shall mean in connection with the rights of a licensee (which is not an Affiliate of any Grantor) under a Distribution Agreement, the Collateral Agent’s (on behalf of the Secured Parties) agreement that its rights under this Security Agreement and the other Fundamental Documents and in the Collateral are subject to the rights of such licensee to distribute, exhibit and/or to exploit the item of Product licensed to them under such Distribution Agreement, and to receive prints or tapes or have access to preprint material or master tapes in connection therewith and that even if the Collateral Agent or any of the Secured Parties shall become the owner of the Collateral in case of an Event of Default, their ownership rights shall be subject to the rights of said parties under such agreement, provided, however, that no default under the relevant Distribution Agreement shall be continuing which would entitle the licensor to terminate such Distribution Agreement. The Collateral Agent agrees that, upon the reasonable request of a Grantor, it will provide written confirmation (in form reasonably acceptable to the Collateral Agent) of such rights of Quiet Enjoyment to licensees under the Distribution Agreements. None of the foregoing constitutes an agreement by the Collateral Agent to the granting of any security interest to any Person under any Distribution Agreement, except as otherwise permitted pursuant to Section 4.12 of the Indenture or under the definition of Permitted Liens.
     8.22. Intercreditor Agreement. Notwithstanding anything to the contrary contained in this Security Agreement, the Liens, security interests and rights granted pursuant to this Security Agreement or any other Collateral Document with respect to the Common Collateral (as such term is defined in the Intercreditor Agreement) shall be as set forth in, and subject to the terms and conditions of (and the exercise of any right or remedy by the Collateral Agent hereunder or thereunder shall be subject to the terms and conditions of), the Intercreditor Agreement. In the event of a conflict between this Security Agreement and any other Collateral Document, this Security Agreement shall govern. In the event of any conflict between this Security Agreement and any other Collateral Document, on the one hand, and the Intercreditor Agreement, on the other hand, the Intercreditor Agreement shall control, and no right, power, or remedy granted to the Collateral Agent hereunder or under any other Collateral Document shall be exercised by the Collateral Agent, and no direction shall be given by the Collateral Agent in contravention of the Intercreditor Agreement. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies of the Collateral Agent (and the Secured Parties) shall be subject to the terms of the Intercreditor Agreement, and, with respect to any Common Collateral, until the First Priority Obligations Payment Date (as such term is defined in the

Intercreditor Agreement), any obligation of the Company and any other Grantor hereunder or under any other Collateral Document with respect to the delivery or control of any Common Collateral, the novation of any lien on any certificate of title, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights or the obtaining of any consent of any Person shall be deemed to be satisfied if the Company or such Grantor, as applicable, complies with the requirements of the similar provision of the applicable First Priority Document (as such term is defined in the Intercreditor Agreement). Until the First Priority Obligations Payment Date, the delivery of any Common Collateral to, or the Control of any Common Collateral by, the First Priority Representative (as such term is defined in the Intercreditor Agreement) pursuant to the First Priority Documents shall satisfy any delivery or Control requirement hereunder or under any other Collateral Document. Notwithstanding anything to the contrary in this section, certain Additional Intercreditor Agreements may grant to the lenders party thereto a first priority security interest in certain types of Collateral designated in the terms of those Additional Intercreditor Agreements, and each such Additional Intercreditor Agreement shall remain in effect and the terms thereof shall control until the indebtedness described in such Additional Intercreditor Agreement is repaid and no further obligations need be performed thereunder, or such Additional Intercreditor Agreement is otherwise terminated.
     8.23. Grantor Acknowledgement. Each Grantor acknowledges receipt of a true copy of this Security Agreement.
ARTICLE IX
NOTICES
     9.1. Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent by e-mail, United States mail, facsimile, personal delivery or nationally established overnight courier service, and shall be deemed received (a) when received, if sent by hand or overnight courier service, or mailed by certified or registered mail notices or (b) when sent, if sent by e-mail or facsimile (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), in each case addressed to the Grantors at the notice address set forth on Schedule 1, and to the Collateral Agent and the Secured Parties at the addresses set forth in accordance with Section 14.02 of the Indenture.
     9.2. Change in Address for Notices. Each of the Grantors and the Collateral Agent may change the address for service of notice upon it by a notice in writing to the other parties.
ARTICLE X
THE COLLATERAL AGENT
     U.S. Bank National Association has been appointed Collateral Agent for the Secured Parties hereunder pursuant to the Indenture. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Collateral Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Collateral Agent pursuant to the Indenture, and that the Collateral Agent has agreed to act (and any successor Collateral Agent shall act) as such hereunder only on the express conditions contained in the Indenture. Any successor Collateral Agent appointed pursuant to the Indenture shall be entitled to all the rights, interests and benefits of the Collateral Agent hereunder.
     Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to the Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.
     Notwithstanding anything in this Security Agreement to the contrary and for the avoidance of doubt, the Collateral Agent shall have no duty to act outside of the United States in respect of any Collateral located in any jurisdiction other than the United States.
     Each of the Grantors hereby acknowledges and agrees that all of the rights, privileges, protections, indemnities and immunities afforded the Collateral Agent under the Indenture are hereby incorporated herein as if set forth herein in full.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Grantors and the Collateral Agent have executed this Security Agreement as of the date first above written.

GRANTORS: LIONS GATE ENTERTAINMENT INC.
By:
Name:
Title:

[Signature Page to Pledge and Security Agreement]

ALL ABOUT US PRODUCTIONS INC.
ARIMA, INC.
ARTISAN ENTERTAINMENT INC.
ARTISAN FILMED PRODUCTIONS INC.
ARTISAN HOME ENTERTAINMENT INC.
ARTISAN PICTURES INC.
ARTISAN RELEASING INC.
BACKSEAT PRODUCTIONS, LLC
BASTER PRODUCTIONS, LLC
BD OPTICAL MEDIA, INC.
BLUE MOUNTAIN STATE PRODUCTIONS CORP.
BURROWERS PRODUCTIONS, INC.
CRASH TELEVISION PRODUCTIONS, INC.
CRASH 2 TELEVISION PRODUCTIONS, INC.
CUPID PRODUCTIONS, INC.
DANCING ELK PRODUCTIONS, LLC
DEAD ZONE PRODUCTION CORP.
DEBMAR/MERCURY, LLC
DEBMAR/MERCURY (WW) PRODUCTIONS LLC
DEBMAR STUDIOS, INC.
DJM SERVICES, INC.
DRESDEN FILES PRODUCTIONS CORP.
DRESDEN FILES PRODUCTIONS I CORP.
FEAR ITSELF PRODUCTIONS CORP.
FILM HOLDINGS CO.
FIVE DAYS PRODUCTIONS CORP.
GC FILMS, INC.
GC SHORT FILMS, INC.
HEART FRANK, INC.
HIGHER POST LLC
HORSEMEN PRODUCTIONS, LLC
INVISIBLE CASTING INC.
ISH PROJECTS, LLC
ISH TELEVISION DEVELOPMENT, LLC
IWC PRODUCTIONS, LLC
JV1 ISH, LLC
KILL PIT PRODUCTIONS INC.
LANDSCAPE ENTERTAINMENT CORP.
LG HORROR CHANNEL HOLDINGS, LLC
LG PICTURES INC.
LIONS GATE ENTERTAINMENT CORP.
LIONS GATE FILMS INC.
LIONS GATE FILMS PRODUCTIONS
   CORP./PRODUCTIONS FILMS LIONS GATE S.A.R.F.
LIONS GATE INDIA INC.
LIONS GATE MANDATE FINANCING VEHICLE INC.
LIONS GATE MUSIC CORP.
LIONS GATE MUSIC, INC.
LIONS GATE MUSIC PUBLISHING LLC
LIONS GATE ONLINE SHOP INC.
LIONS GATE PENNSYLVANIA, INC.
LIONS GATE RECORDS, INC.

[Signature Page to Pledge and Security Agreement]

LIONS GATE SPIRIT HOLDINGS, LLC
LIONS GATE TELEVISION DEVELOPMENT LLC
LIONS GATE TELEVISION INC.
LIONS GATE X PRODUCTIONS, LLC
LUCKY 7 PRODUCTIONS CORP.
MANDATE FILMS, LLC
MANDATE INTERNATIONAL, LLC
MANDATE PICTURES, LLC
MOTHER PRODUCTIONS CORP.
MQP, LLC
NGC FILMS, INC.
NURSE PRODUCTIONS INC.
PEARL RIVER HOLDINGS CORP.
PGH PRODUCTIONS, INC.
PLANETARY PRODUCTIONS, LLC
PLAYLIST, LLC
POWER MONGERING DESPOT, INC.
PRODUCTION MANAGEMENT INC.
PROFILER PRODUCTIONS CORP.
PSYCHO PRODUCTIONS SERVICES CORP.
R & B PRODUCTIONS, INC.
SCREENING ROOM, INC.
SILENT DEVELOPMENT CORP.
SKILLPA PRODUCTIONS, LLC
SS3 PRODUCTIONS, INC.
TALK PRODUCTIONS CORP.
TED PRODUCTIONS, INC.
TERRESTRIAL PRODUCTIONS CORP.
TOUCH PRODUCTIONS CORP.
U.R.O.K. PRODUCTIONS, INC.
VERDICT PRODUCTIONS, INC.
VESTRON INC.
WEEDS PRODUCTIONS INC.
WILDFIRE PRODUCTIONS INC.
WILDFIRE 2 PRODUCTIONS INC.
WILDFIRE 3 PRODUCTIONS INC.
WILDFIRE 4 PRODUCTIONS INC.

By:
Name:
Title:

[Signature Page to Pledge and Security Agreement]

BLAIR WITCH FILM PARTNERS, LTD.
By: Artisan Filmed Productions Inc.
Its: General Partner

By:
Name:
Title:

[Signature Page to Pledge and Security Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

[Signature Page to Pledge and Security Agreement]

SCHEDULES

Schedule 1	Grantors/Pledged Securities

Schedule 2	Acquisitions

Schedule 3	Prior Legal Names

Schedule 4	Beneficial Interests

Schedule 5	Excluded Beneficial Interests

Schedule 6	Chief Executive Office, Location of Collateral and Records

Schedule 7	All Items of Product

Schedule 8	Items of Product: Copyrights

Schedule 9	Trademarks

Schedule 10	Pledged Securities

Schedule 11	Distribution Agreements

Schedule 12	Filing Offices for UCC, PPSA and CCQ Financing Statements

Schedule 13	Additional Intercreditor Agreements

EXHIBITS

Exhibit A	Form of Contribution Agreement

Exhibit B-1	Form of Copyright Security Agreement

Exhibit B-2	Form of Copyright Security Agreement Supplement

Exhibit C-1	Form of Trademark Security Agreement

Exhibit C-2	Form of Trademark Security Agreement Supplement

Exhibit D	[intentionally omitted]

Exhibit E	Form of Hypothec

Exhibit F	Form of Instrument of Assumption and Joinder

Exhibit G	Form of Laboratory Access Letter

Exhibit H	Form of Notice of Assignment and Irrevocable Instructions

Exhibit I	[intentionally omitted]

Exhibit J-1	Form of Pledgeholder Agreement (Uncompleted Product)

Exhibit J-2	Form of Pledgeholder Agreement (Completed Product)

Exhibit K
AMENDMENT
This Amendment, dated                , ___ is delivered pursuant to Section 4.9 of the Security Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Security Agreement. The undersigned agrees that this Amendment may be attached to that certain Pledge and Security Agreement, dated as of October 21, 2009, among Lions Gate Entertainment Inc., the Grantors listed on the signature pages thereof, and U.S. Bank National Association, as the Collateral Agent (the “Security Agreement”), and that the Collateral listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in said Security Agreement.

By:
Name:
Title:

SCHEDULE I TO AMENDMENT
COMMERCIAL TORT CLAIMS